AMENDMENT
TO
PROMISSORY NOTE

Amended Amount
$8,000,000.00

Seattle, WA
August 31, 2022

This AMENDMENT TO PROMISSORY NOTE (the "Amendment") is effective as of August 31, 2022 (the "Effective Date"), by and between COLPITTS SUNSET, LLC, a Washington limited liability company ("Borrower") and VAULT HOLDING, LLC, a Delaware limited liability company ("Lender").

A. Lender made a loan to Borrower in the original principal amount of $3,500,000 to Borrower (the "Loan") and the Loan evidenced by that certain Promissory Note dated April 15, 2021, executed by Borrower in favor of Lender (the "Note").

B. The Note is secured by a Second Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing recorded on May 11, 2021, in King County, Washington, under Recording No. 20210511002033 (the "Deed of Trust") on real property located in King County, Washington, as more particularly described in the Deed of Trust (the "Property").

C. Any capitalized term that is not defined in this Amendment shall have the same meaning ascribed to such term in the Note.

D. The parties desire to amend certain provisions of the Note and Loan Agreement in accordance with the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereby agree as follows:

1. HOLDER STATUS. Lender represents and warrants to Borrower that Lender is the current holder of the Note and has not assigned any interest in the Note or Deed of Trust to any party.

2. INCREASE IN PRINCIPAL BALANCE. Borrower and Lender have agreed to increase the principal amount of the Loan to Eight Million and 00/100 Dollars ($8,000,000) and the principal amount of the Note as evidenced thereby shall be Eight Million and 00/100 Dollars ($8,000,000). Borrower acknowledges that Lender has not yet disbursed the entire amount of the Loan and that interest will be calculated only on the disbursed amounts.

3. OTHER TERMS. Except as modified above, all terms of the Note shall remain the same and in full force and effect, including the interest rate, payment terms and Maturity Date.

4. MISCELLANEOUS.

(a) This Amendment shall be governed by and construed in accordance with the laws of the State of Washington.

(b) In the event of any conflict between the terms of this Amendment and the terms of the Note, the provisions of this Amendment shall control.

(c) Borrower agrees to execute and deliver any additional documents to effectuate the provisions of this Amendment, including an amendment to the Deed of Trust in order to continue to secure the Note as hereby amended.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING PAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

BORROWER:

COLPITTS SUNSET, LLC

By: iCap Pacific NW Management, LLC
its Manager

By: ______________________________
Name: Jim Christensen
Title: Manager

LENDER:

VAULT HOLDING, LLC

By: iCap Vault Management, LLC
Its: Manager
By: iCap Enterprises, Inc.
Its: Manager

By: ______________________________

Name: Jim Christensen
Title: Chief Operating Officer